Exhibit 99.1
SelectQuote, Inc. Reports Third Quarter of Fiscal Year 2023 Results

Third Quarter of Fiscal Year 2023 – Consolidated Earnings Highlights

•Revenue of $299.4 million
•Net income of $9.3 million
•Adjusted EBITDA* of $44.0 million

Updating Fiscal Year 2023 Guidance Ranges:

•Revenue now expected in a range of $950 million to $970 million
•Net loss now expected in a range of $68 million to $48 million
•Adjusted EBITDA* now expected in a range of $40 million to $50 million

Third Quarter of Fiscal Year 2023 – Segment Highlights

Senior
•Revenue of $185.2 million
•Adjusted EBITDA* of $59.2 million
•Approved Medicare Advantage policies of 165,530

Healthcare Services
•Revenue of $70.7 million
•Adjusted EBITDA* of $(3.4) million
•Approximately 45,000 SelectRx members

Life
•Revenue of $37.0 million
•Adjusted EBITDA* of $5.3 million

Auto & Home
•Revenue of $8.2 million
•Adjusted EBITDA* of $2.6 million

OVERLAND PARK, Kan., May 10, 2023--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the third quarter of fiscal year 2023 of $299.4 million compared to consolidated revenue for the third quarter of fiscal year 2022 of $274.3 million. Consolidated net income for the third quarter of fiscal year 2023 was $9.3 million compared to consolidated net loss for the third quarter of fiscal year 2022 of $7.0 million. Finally, consolidated Adjusted EBITDA* for the third quarter of fiscal year 2023 was $44.0 million compared to consolidated Adjusted EBITDA* for the third quarter of fiscal year 2022 of $12.2 million.

SelectQuote Chief Executive Officer, Tim Danker, added, “Our strong results for the third quarter are an ongoing function of our strategic redesign and the continued scale of our Healthcare Services segment. None of this would be possible without the hard work of our operational teams and importantly, SelectQuote’s talented workforce. We are proud of our achievements over the past five quarters and firmly believe our results validate our strategy to drive more predictable profit and cash flow. Specifically, in Senior, our continued gains in agent productivity, costs per policy and policyholder persistency drove margin and cash flow that were inline with previous peak results, despite increased conservatism in booked lifetime values per policy. More importantly, we believe the demonstrated unit economics in Senior were achieved with substantially enhanced forecast visibility, which drove our out performance as we were able to scale volume in both AEP and OEP.”

“Our Healthcare Services business, headlined by SelectRx, also made meaningful progress toward scaled profitability, which we expect to accelerate as membership continues to onboard and season. SelectRx’s value continues to resonate with consumers, and SelectRx will increasingly benefit SelectQuote’s financial profile given its accelerated cash flow dynamics compared to Senior.”

*See “Non-GAAP Financial Measures” below.

Mr. Danker concluded, “Based on SelectQuote’s overall out performance year-to-date, we increased our guidance for fiscal year 2023 and have positioned the business very well as we plan for fiscal 2024.”

Segment Results

We currently report on four segments: 1) Senior, 2) Healthcare Services, 3) Life, and 4) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA.* Costs of revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, cost of goods sold, marketing and advertising, technical development, and selling, general, and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; and non-recurring expenses such as severance payments and transaction costs. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Revenue	$185,200	$210,973	(12)%	$486,541	$459,272	6%
Adjusted EBITDA*	59,166	39,950	48%	138,933	(129,311)	207%
Adjusted EBITDA Margin*	32%	19%		29%	(28)%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2023	2022	% Change	2023	2022	% Change
Medicare Advantage	196,372	242,721	(19)%	538,247	678,827	(21)%
Medicare Supplement	675	1,389	(51)%	2,905	6,318	(54)%
Dental, Vision and Hearing	21,175	40,178	(47)%	59,513	122,214	(51)%
Prescription Drug Plan	416	1,079	(61)%	2,082	6,193	(66)%
Other	1,864	4,907	(62)%	5,402	11,436	(53)%
Total	220,502	290,274	(24)%	608,149	824,988	(26)%

*See “Non-GAAP Financial Measures” below.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2023	2022	% Change	2023	2022	% Change
Medicare Advantage	165,530	196,377	(16)%	467,540	546,031	(14)%
Medicare Supplement	557	1,159	(52)%	2,184	4,654	(53)%
Dental, Vision and Hearing	16,968	34,486	(51)%	47,940	101,251	(53)%
Prescription Drug Plan	521	1,095	(52)%	1,794	5,315	(66)%
Other	1,029	3,836	(73)%	3,932	9,199	(57)%
Total	184,605	236,953	(22)%	523,390	666,450	(21)%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(dollars per policy):	2023	2022	% Change	2023	2022	% Change
Medicare Advantage	$965	$933	3%	$888	$935	(5)%
Medicare Supplement	871	949	(8)%	994	1,275	(22)%
Dental, Vision and Hearing	91	120	(24)%	95	123	(23)%
Prescription Drug Plan	194	229	(15)%	211	235	(10)%
Other	123	95	29%	100	77	30%

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Revenue	$70,725	$23,123	206%	$169,270	$40,183	321%
Adjusted EBITDA*	(3,366)	(7,768)	57%	(24,456)	(20,113)	(22)%
Adjusted EBITDA Margin*	(5)%	(34)%		(14)%	(50)%

*See “Non-GAAP Financial Measures” below.

Operating Metrics

Members

The total number of SelectRx members represents the amount of active customers to which an order has been shipped, as this is the primary key driver of revenue for Healthcare Services.

The following table shows the total number of SelectRx members as of the periods presented:

	March 31, 2023	March 31, 2022
Total SelectRx Members	44,993	16,991

Combined Senior and Healthcare Services - Consumer Per Unit Economics

The opportunity to leverage our existing database and distribution model to improve access to healthcare services for our consumers has created a need for us to review our key metrics related to our per unit economics. As we think about the revenue and expenses for Healthcare Services, we note that they are derived from the marketing acquisition costs associated with the sale of an MA or MS policy, some of which costs are allocated directly to Healthcare Services, and therefore determined that our per unit economics measure should include components from both Senior and Healthcare Services. See details of revenue and expense items included in the calculation below.

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx and other revenue per MA/MS policy represents revenue from Population Health, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

	Twelve Months Ended March 31,
(dollars per approved policy):	2023	2022
Medicare Advantage and Medicare Supplement approved policies	586,238	636,195
Medicare Advantage and Medicare Supplement commission per MA/MS policy	$886	$963
Other commission per MA/MS policy	15	29
Pharmacy revenue per MA/MS policy	320	52
Other revenue per MA/MS policy	66	(64)
Total revenue per MA/MS policy	1,287	980
Total operating expenses per MA/MS policy	(1,167)	(1,176)
Adjusted EBITDA per MA/MS policy *	$120	$(196)
Adjusted EBITDA Margin per MA/MS policy *	9%	(20)%
Revenue/CAC multiple	3.5X	1.8X

Total revenue per MA/MS policy increased 31% for the twelve months ended March 31, 2023 compared to the twelve months ended March 31, 2022, primarily due to the increase in pharmacy revenue. Total operating expenses per MA/MS policy were nearly flat for the twelve months ended March 31, 2023 compared to the twelve months ended March 31, 2022, driven by a decrease in our marketing and advertising costs, which was offset by an increase in cost of goods sold-pharmacy revenue for Healthcare Services due to the growth of the business.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Revenue	$36,950	$38,625	(4)%	$107,780	$116,645	(8)%
Adjusted EBITDA*	5,303	(2,662)	299%	16,371	(701)	2435%
Adjusted EBITDA Margin*	14%	(7)%		15%	(1)%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See “Non-GAAP Financial Measures” below.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Term Premiums	$17,528	$14,933	17%	$48,450	$45,990	5%
Final Expense Premiums	19,308	28,532	(32)%	58,766	83,718	(30)%
Total	$36,836	$43,465	(15)%	107,216	129,708	(17)%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2023	2022	% Change	2023	2022	% Change
Revenue	$8,238	$7,152	15%	$23,128	$20,755	11%
Adjusted EBITDA*	2,591	1,150	125%	7,315	3,957	85%
Adjusted EBITDA Margin*	31%	16%		32%	19%

Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands):	2023	2022	% Change	2023	2022	% Change
Premiums	$12,828	$12,516	2%	$36,456	$36,358	—%

*See “Non-GAAP Financial Measures” below.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community tomorrow, Thursday, May 11, 2023, beginning at 8:30 a.m. ET. To register for this conference call, please use this link: https://www.netroadshow.com/events/login?show=830b3ad4&confId=49510A. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. The most directly comparable GAAP measure is net income margin. We monitor and have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of these non-GAAP financial measures. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Reconciliations of net income (loss) to Adjusted EBITDA are presented below beginning on page 12.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic and any other public health events, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, including exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health, and property. The company pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads.

With an ecosystem offering high touchpoints for consumers across Insurance, Medicare, Pharmacy, and Value-Based Care, the company now has four core business lines: SelectQuote Senior, SelectQuote Healthcare Services, SelectQuote Life, and SelectQuote Auto and Home. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a specialized medication management pharmacy, and Population Health which proactively connects its members with best-in-class healthcare services that fit each member's unique healthcare needs. The platform improves health outcomes and lowers healthcare costs through proactive engagement and access to high-value healthcare solutions.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2023	June 30, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,048	$140,997
Accounts receivable, net of allowances of $2.2 million and $0.6 million, respectively	211,686	129,748
Commissions receivable-current	68,531	116,277
Other current assets	11,504	15,751
Total current assets	383,769	402,773
COMMISSIONS RECEIVABLE—Net	753,003	722,349
PROPERTY AND EQUIPMENT—Net	31,601	41,804
SOFTWARE—Net	16,127	16,301
OPERATING LEASE RIGHT-OF-USE ASSETS	26,312	28,016
INTANGIBLE ASSETS—Net	27,019	31,255
GOODWILL	29,136	29,136
OTHER ASSETS	20,989	18,418
TOTAL ASSETS	$1,287,956	$1,290,052

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,608	$24,766
Accrued expenses	23,162	26,002
Accrued compensation and benefits	49,087	42,150
Operating lease liabilities—current	5,958	5,261
Current portion of long-term debt	25,412	7,169
Contract liabilities	9,717	3,404
Other current liabilities	1,580	4,761
Total current liabilities	146,524	113,513
LONG-TERM DEBT, NET—less current portion	667,306	698,423
DEFERRED INCOME TAXES	49,134	50,080
OPERATING LEASE LIABILITIES	30,329	33,946
OTHER LIABILITIES	3,244	2,985
Total liabilities	896,537	898,947

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,667	1,644
Additional paid-in capital	564,484	554,845
Accumulated deficit	(187,806)	(177,100)
Accumulated other comprehensive income	13,074	11,716
Total shareholders’ equity	391,419	391,105
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,287,956	$1,290,052

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
REVENUE:
Commission	$197,258	$221,764	$533,627	$492,528
Pharmacy	66,948	18,478	159,641	31,715
Other	35,192	34,097	87,802	100,412
Total revenue	299,398	274,339	781,070	624,655

OPERATING COSTS AND EXPENSES:
Cost of revenue	79,186	96,491	235,827	319,469
Cost of goods sold—pharmacy revenue	62,302	19,294	154,753	34,338
Marketing and advertising	90,205	125,082	237,724	409,005
Selling, general, and administrative	27,544	24,705	86,662	70,495
Technical development	6,434	6,436	18,860	18,675
Total operating costs and expenses	265,671	272,008	733,826	851,982

INCOME (LOSS) FROM OPERATIONS	33,727	2,331	47,244	(227,327)

INTEREST EXPENSE, NET	(21,105)	(12,179)	(58,885)	(31,300)
OTHER INCOME (EXPENSE), NET	(206)	(23)	(118)	(177)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	12,416	(9,871)	(11,759)	(258,804)
INCOME TAX EXPENSE (BENEFIT)	3,152	(2,846)	(1,053)	(65,984)

NET INCOME (LOSS)	$9,264	$(7,025)	$(10,706)	$(192,820)

NET INCOME (LOSS) PER SHARE:
Basic	$0.06	$(0.04)	$(0.06)	$(1.17)
Diluted	$0.06	$(0.04)	$(0.06)	$(1.17)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	166,543	164,083	165,951	163,914
Diluted	167,905	164,083	165,951	163,914

OTHER COMPREHENSIVE INCOME (LOSS) NET OF TAX:
Gain (loss) on cash flow hedge	(2,661)	7,589	1,358	9,358
OTHER COMPREHENSIVE INCOME (LOSS)	(2,661)	7,589	1,358	9,358
COMPREHENSIVE INCOME (LOSS)	$6,603	$564	$(9,348)	$(183,462)

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,706)	$(192,820)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	21,087	17,957
Loss on disposal of property, equipment, and software	390	741
Share-based compensation expense	8,525	6,252
Deferred income taxes	(1,416)	(66,378)
Amortization of debt issuance costs and debt discount	6,250	4,217
Write-off of debt issuance costs	710	—
Accrued interest payable in kind	8,450	—
Non-cash lease expense	3,115	3,065
Changes in operating assets and liabilities:
Accounts receivable, net	(62,738)	(59,837)
Commissions receivable	17,092	7,601
Other assets	3,166	(8,275)
Accounts payable and accrued expenses	6,440	8,096
Operating lease liabilities	(4,331)	(3,868)
Other liabilities	(8,869)	(1,113)
Net cash used in operating activities	(12,835)	(284,362)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,056)	(24,515)
Purchases of software and capitalized software development costs	(5,804)	(7,570)
Acquisition of business	—	(6,927)
Investment in equity securities	—	(1,000)
Net cash used in investing activities	(6,860)	(40,012)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facility	—	50,000
Payments on Revolving Credit Facility	—	(50,000)
Proceeds from Term Loans	—	242,000
Payments on Term Loans	(17,833)	(1,793)
Payments on other debt	(123)	(130)
Proceeds from common stock options exercised and employee stock purchase plan	1,187	3,179
Payments of tax withholdings related to net share settlement of equity awards	(40)	(148)
Payments of debt issuance costs	(10,110)	(328)
Payment of acquisition holdback	(2,335)	(5,501)
Net cash (used in) provided by financing activities	(29,254)	237,279
NET DECREASE IN CASH AND CASH EQUIVALENTS	(48,949)	(87,095)
CASH AND CASH EQUIVALENTS—Beginning of period	140,997	286,454
CASH AND CASH EQUIVALENTS—End of period	$92,048	$199,359

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Income (Loss) to Adjusted EBITDA Reconciliation
(Unaudited)

	Three Months Ended March 31, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$185,200	$70,725	$36,950	$8,238	$(1,715)	$299,398
Operating expenses	(126,034)	(74,091)	(31,446)	(5,648)	(17,947)	(255,166)
Other income (expense), net	—	—	(201)	1	(6)	(206)
Adjusted EBITDA	59,166	(3,366)	5,303	2,591	(19,668)	44,026
Share-based compensation expense						(2,959)
Non-recurring expenses						(433)
Depreciation and amortization						(7,098)
Loss on disposal of property, equipment, and software						(15)
Interest expense, net						(21,105)
Income tax expense						(3,152)
Net income						$9,264

	Three Months Ended March 31, 2022
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$210,973	$23,123	$38,625	$7,152	$(5,534)	$274,339
Operating expenses	(171,023)	(30,891)	(41,287)	(6,002)	(12,896)	(262,099)
Other expenses, net	—	—	—	—	(23)	(23)
Adjusted EBITDA	39,950	(7,768)	(2,662)	1,150	(18,453)	12,217
Share-based compensation expense						(2,143)
Non-recurring expenses						(703)
Depreciation and amortization						(6,679)
Loss on disposal of property, equipment, and software						(384)
Interest expense, net						(12,179)
Income tax benefit						2,846
Net loss						$(7,025)

	Nine Months Ended March 31, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$486,541	$169,270	$107,780	$23,128	$(5,649)	$781,070
Operating expenses	(347,608)	(193,726)	(91,409)	(15,812)	(52,270)	(700,825)
Other expenses, net	—	—	—	(1)	(117)	(118)
Adjusted EBITDA	138,933	(24,456)	16,371	7,315	(58,036)	80,127
Share-based compensation expense						(8,525)
Transaction costs						(3,003)
Depreciation and amortization						(21,087)
Loss on disposal of property, equipment, and software						(386)
Interest expense, net						(58,885)
Income tax benefit						1,053
Net loss						$(10,706)

	Nine Months Ended March 31, 2022
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$459,272	$40,183	$116,645	$20,755	$(12,200)	$624,655
Operating expenses	(588,583)	(60,296)	(117,346)	(16,798)	(41,154)	(824,177)
Other expenses, net	—	—	—	—	(177)	(177)
Adjusted EBITDA	(129,311)	(20,113)	(701)	3,957	(53,531)	(199,699)
Share-based compensation expense						(6,252)
Non-recurring expenses						(2,857)
Depreciation and amortization						(17,957)
Loss on disposal of property, equipment, and software						(739)
Interest expense, net						(31,300)
Income tax benefit						65,984
Net loss						$(192,820)

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance net loss to Adjusted EBITDA reconciliation, year ending June 30, 2023:

(in thousands)	Range
Net loss	$(68,000)	$(48,000)
Income tax benefit	$(20,000)	$(16,000)
Interest expense, net	$74,000	$74,000
Depreciation and amortization	$24,000	$24,000
Share-based compensation expense	$12,000	$12,000
Transaction costs	$18,000	$4,000
Adjusted EBITDA	$40,000	$50,000